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                                                                  EXHIBIT 10(cc)

                          AGREEMENT FOR LICENSE BETWEEN
                     YALE UNIVERSITY AND ENZO BIOCHEM, INC.

     THIS AGREEMENT entered into as of the fourth, (4th) day of December, 1981, by and between Yale University (hereinafter called Yale) a corporation organized and existing under and by virtue of a charter granted by the General Assembly of the Colony and State of Connecticut and located in New Haven, Connecticut 06510, and Enzo Biochem, Inc. (hereinafter called Enzo), a corporation of the State of New York having its principal office at 325 Hudson Street, New York, New York 10013;

                                WITNESSETH THAT:

     IN CONSIDERATION OF the mutual promises herein contained THE PARTIES HAVE AGREED AND DO AGREE AS FOLLOWS:

I.   LICENSE GRANT

     A. Yale hereby grants to Enzo, upon and subject to all the terms and conditions of this agreement, an EXCLUSIVE LICENSE of limited term as defined by
Article II B, to make, use and sell the invention covered by the LICENSED PATENTS as defined by Article III, in the countries where the LICENSED PATENTS are effective or applications are pending.

     B. Yale grants to Enzo a NONEXCLUSIVE LICENSE for a residual term as defined by Article II C to make, use and sell the invention covered by the LICENSED PATENTS as defined by Article III in the countries where the LICENSED PATENTS are effective or applications are pending.

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     C. Yale further grants to Enzo the right to sublicense third parties under terms and conditions no greater than those acquired by Enzo and provided that the terms and provisions of the following clauses of this agreement are met where applicable.

     D. All rights granted by Yale to Enzo under this agreement are subject to any rights required to be granted to the Government and any rights reserved or determined by the Government thereunder.

II.  TERMS OF AGREEMENT

     A. The terms, conditions and obligations of this agreement become effective as of the date of signing.

     B. The term of the EXCLUSIVE LICENSE granted under this agreement shall be for ten (10) years commencing with the effective date pursuant to Article XXIII of this agreement or for a shorter period as may be determined or approved by the Federal Government or any agency thereof.

     C. The term of the NONEXCLUSIVE LICENSE granted under this agreement shall be for the remaining years of the life of each patent, domestic or foreign, of the LICENSED PATENTS exceeding the EXCLUSIVE LICENSE term.

III. LICENSED PATENTS

     As used in the agreement, the phrase "LICENSED PATENTS" shall mean and include:

     A. United States Patent Application Serial No. 255,223, entitled "Modified Nucleotides and Methods of

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Preparing and Using Same," filed April 17, 1981, by David C. Ward, Pennina R.
Langer and Alexander A. Waldrop III (hereinafter called the Ward application);

     B. Any divisional, continuation or substitute United States patent application which shall be based on the Ward application;

     C. Any patents which shall issue on any of the above- described patent applications, and any reissues and extensions thereof;

     D. And, foreign patents or patent applications corresponding to each of the above-described patent applications.

IV.  PATENT PROSECUTION

     A. If not already accomplished at the time of execution of this agreement, the patent applications included within the LICENSED PATENTS shall be prepared, filed and prosecuted to issuance, grant or final disposition by Enzo at its own cost and expense.

     B. Enzo shall prepare and file foreign patent applications corresponding to the LICENSED PATENTS within the Paris Convention time period in those countries where valid patent protection is obtainable, including at least the Common Market European Countries, Japan and Canada, and in other foreign countries mutually agreeable to Yale and Enzo. Enzo shall prosecute these applications, and any renewals or extensions thereof at its own cost and expense.

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     C. Any taxes, annuities, working fees, maintenance fees, renewal and extension charges with respect to each patent application and patent subject to this agreement shall be punctually paid by Enzo. A mutually acceptable patent counsel for these purposes shall be engaged by Enzo.

V.   ROYALTIES

     A. During the EXCLUSIVE LICENSE term as defined by Article II B, Enzo shall pay to Yale a royalty of:

          1. * percent of all domestic or foreign sales covered by the LICENSED PATENTS in each country in which the invention is manufactured, sold or used and,

          2. * percent of the unit price of diagnostic kits applied to the diagnosis of human or animal disorders and in which the invention of the LICENSED PATENTS is a component part.

          3. * percent of the unit price of research kits (e.g., nick translation, cDNA kits) in which the invention of the LICENSED PATENTS is a component part.

     B. After the expiration of the EXCLUSIVE LICENSE term and during the NONEXCLUSIVE LICENSE term as defined by Article II, Enzo shall pay a royalty of:

          1. * percent of all domestic and foreign sales covered by the LICENSED PATENTS which includes the unit price of diagnostic kits applied to the diagnosis of human

----------
* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.

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or animal disorders and in which the invention of the LICENSED PATENTS is a component part, in each country in which the invention is manufactured, sold or used.

          2. * of the unit price of research kits (e.g., nick translation, cDNA kits) in which the invention of the LICENSED PATENTS is a component part.

     C. As used in this agreement, "sales" shall mean Enzo's billings for products, processes, kits, etc. covered by the LICENSED PATENTS, less the sum of the following:

          1. Sales and/or use taxes directly imposed upon and with particular reference to particular sales of apparatus;

          2. Outbound freight separately charged or prepaid;

          3. Special packing or crating separately charged;

          4. Refunds paid for sales previously credited.

     D. In countries where no patent application is filed and Enzo licenses others to practice the invention of the LICENSED PATENTS, Enzo shall pay to Yale a royalty of *

----------
* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.

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VI.  PAYMENTS AND REPORTS

     A. On or before the last business day of January, April, July and October of each year of this agreement, Enzo shall submit to Yale a written report stating:

          1. The billings by Enzo issued during the preceding calendar quarter for sales covered by the LICENSED PATENTS;

          2. Any deductions therefrom under Article V B 1-4;

          3. a) A calculation of the minimum payment due as defined by Article VII; b) a calculation of the amount of royalty due; and a payment to Yale each quarter of an amount equal to the greater of the aforesaid calculations a) or b).

     B. Enzo shall maintain at its principal office usual books of account and records showing its actions under this agreement. Such books and records shall be open to inspection and copying, during usual business hours, by an independent certified public accountant to whom Enzo has no reasonable objection, for two (2) years after the calendar quarter to which they pertain, for the purposes of verifying the accuracy of the royalties paid by Enzo under this agreement.

VII. MINIMUM PAYMENTS

     A. Enzo agrees to pay to Yale the following annual minimum payments for the licenses herein granted under the LICENSED PATENTS. The term of the minimum payments schedule


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commences with the Effective Date of this Agreement of Article XXIII January 1,
1982 and payments shall be made quarterly whether or not any annual sales of the invention covered by the LICENSED PATENTS have been made:

     B. Each quarter one-fourth of the annual minimum payment shall become due and payable in accordance with the provision of Article VI. Royalty payments due and payable during each quarter shall be credited against any minimum payment due for the particular quarter.

     C. Enzo may terminate the EXCLUSIVE LICENSE granted under this Agreement at the end of the sixth year without incurring future liabilities under the minimum payment provisions of this Agreement. Termination under this paragraph must be made in writing by Enzo to Yale during the ninety (90) days immediately proceeding the conclusion of the sixth anniversary year of this Agreement. If this Agreement is terminated by Enzo under this paragraph, all royalties accrued under this agreement shall immediately become due. Yale may immediately seek another licensee to succeed Enzo.

     D. In the event that Enzo fails to pay fully and promptly any of the minimum payments or the royalties due under this agreement, Enzo shall be in material breach of the agreement. If after notice thereof to Enzo by Yale, Enzo fails to cure its failure to pay within thirty (30) days of notice, Yale may by ten (10) days notice to Enzo terminate this agreement. Upon such termination for failure to pay, the full


                                        7

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amount of minimum payments shall immediately become due and payable. Upon payment by Enzo of the unpaid minimum payments, Yale will grant to Enzo a nonexclusive license to the LICENSED PATENTS without the right to sublicense others. Payment of royalties under such nonexclusive license shall be off-set by the amount paid under the termination minimum payment provision.

VIII. TERM OF PAYMENTS

     A. Royalties due under Article VI and minimum payments due under Article VII shall be payable as long as the Ward application or any division, continuation, reissue or extension which is the subject of the LICENSED PATENTS, remains pending in the appropriate countries wherein the royalty was incurred. Upon said application's issuance as a patent, the royalty shall be payable for the term of the patent.

     B. In the event that the patent lapses or if all of its claims are declared invalid by a court of competent jurisdiction through no fault or cause of Enzo, the obligation to pay the patent royalty for that patent shall terminate but the Agreement shall remain in effect as to the remaining applications or patents. In the event that the patent lapses, terminates or all of its claims are declared invalid through fault or cause by Enzo then as to Enzo its obligations under this agreement remain in effect and Yale does not waive rights to sue for any wrongful acts of Enzo.


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IX.  BEST EFFORTS

     A. For the license granted herein, Enzo shall employ its best efforts to perfect and market the invention. Best efforts shall be

                                        *

     B. Marketing shall include sales, offers for sale, sales development, technical consultation pursuant to sales, manufacture, production or processing pursuant to the invention and sale or possible sale thereof, detailing to suitable buyers, advertisement, publication of technical reports, sponsorship of scientific meetings pursuant to or directed to the invention, and further activities of similar types.

     C. Yale on its part shall employ its best efforts to obtain for Enzo a ten-year exclusive license under this Agreement.

X.   RESEARCH AND DEVELOPMENT

     A. For the licenses granted herein, Enzo shall furthermore plan, initiate and maintain research and development efforts related to the invention covered by the LICENSED PATENTS, which are directed to commercial application of said invention. Such commercial applications include but are not limited to use of the invention for analytic or investigative purposes in hospitals and other health institutions, production of useful and

----------
* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.


                                        9

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valuable products from "DNA" based tissue or cells, detection and analysis of human pathological conditions and disease and other similar uses.

     B. Pursuant to this effort, Enzo shall spend a minimum of $300,000.00 annually for each of the first three years of this agreement, to conduct research and development of new and improved diagnostic procedures in which the sensitivity for detection and/or quantification of genetic material from microbial or multicellular organisms is increased. Payments made by Enzo under this Article X for research and development during the first year of this Agreement in excess of $300,000 shall be credited to the second year and, payments made during the first and second years in excess of $600,000 shall be credited to the third year. It is recognized that ENZO, prior to the signing of this Agreement, has made expenditures for research and development and a credit of $150,000 for this effort shall be applied against the $300,000 obligation of the third year.

          1. As a part of this minimum expense, Enzo shall employ the following minimum personnel, who shall devote their full efforts and time to this work:

               a. An Organic Chemist trained in suitable fields of research and having a Ph.D. degree or its equivalent;

               b. An Immunologist trained in suitable fields of research and having an M.D. degree


                                       10

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               or a Ph.D. degree or the equivalent thereof; and

               c. A Molecular Biologist trained in suitable fields of research and having a Ph.D. degree or the equivalent thereof.

          2. As a further part of this minimum expense, Enzo shall purchase or rent the appropriate laboratory and/or clinical equipment, computer capacity and other materials appropriate for the work required by the foregoing personnel.

     C. A written report describing the development efforts shall be given annually by Enzo to Yale. An annual audit of the expenditures made in conjunction with the development efforts including an audit of the minimum required expenditures shall be made at Yale's expense by an independent, mutually acceptable auditor or accountant and the audit shall be reported to Yale. Material produced by Enzo to Yale under this Agreement which has been marked "confidential" and contains confidential or proprietary information of Enzo shall not be disclosed by Yale without first obtaining from Enzo written approval.

     D. Failure to perform substantially the provisions of this article or to spend the minimum amount for research and development herein set forth, shall constitute a material breach by Enzo.


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XI.  SUBLICENSES

     The right to sublicense granted by Yale to Enzo shall be exclusive, coterminable and transferable with this agreement and the license granted under it. Enzo may grant one or more sublicenses under the LICENSED PATENTS which shall be treated according to the terms and provisions hereunder.

                                       *

XII. TERMINATION

     This agreement and the license granted under it may be terminated:

     A. By Yale, upon thirty (30) days notice to Enzo, for Enzo's material breach of the agreement and Enzo's failure to cure in accordance with Article XIII B.

     B. At any time, by Enzo, after the sixth anniversary of this agreement and upon sixty (60) days notice to Yale and upon payment of the minimum payments defined in Article VII.

     C. Should Enzo commit any act of bankruptcy, become insolvent, file a petition under any bankruptcy or insolvency act or have any such petition filed against it, or offer any general composition to its creditors, without notice to Yale and because of the happening of such act, event or offer;

     D. Upon any termination of this agreement and any license granted under it, Enzo shall have the right for one year

----------
* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.


                                       12

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to dispose of all products of the invention or substantially completed products thereof then on hand which would bear royalty under this agreement, and to complete all orders for such products of the invention then on hand, and royalties shall be paid with respect to such products of the invention as though this agreement had not terminated;

     E. Upon any termination of this agreement all sublicensees granted by Enzo under it shall terminate simultaneously, subject nevertheless to Article XII D.

     F. Termination of this agreement shall not terminate Enzo's obligation to pay all royalties which shall have been accrued hereunder.

     G. It is understood and agreed that should Yale for any reason grant a license having a more favorable royalty rate than that charged herein, Yale will give to Enzo the benefit of such more favorable rate from and after the date of its establishment.

XIII. BREACH, CURE

     A. In addition to the applicable legal standards, Enzo shall be in material breach of this agreement for the following reasons:

          1. Failure to use best efforts pursuant to Article IX;

          2. Failure to pay royalties or minimum payments pursuant to Articles V and VII;

          3. Breach pursuant to Article X;


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               4. Failure to prosecute reasonably the U.S. and foreign patent applications which are the subject of the LICENSED PATENTS, such failure including failure to appoint adequate mutually acceptable counsel, failure to pay all fees and monies due, failure to pay maintenance taxes, failure to follow advice of counsel and failure to meet prosecution deadlines after being so notified by counsel. Such failure shall not include failure caused by Yale; and

               5. Failure to pay patent taxes.

     Termination of this agreement by Enzo or by any act of Enzo shall not terminate Enzo's obligation to pay any remaining minimum payments under Article VII.

     B. Enzo shall have the right to cure its material breach; the cure shall be effected within a reasonable time or within the specific time period set forth for breach pursuant to Article VII C and in no event later than sixty (60) days after notice of breach given by Yale. If complete cure cannot be rendered, Enzo shall have the right to make a substantial cure using its best efforts as judged according to Article IX A.

XIV. INFRINGEMENT, PATENT MARKINGS

     A. Enzo shall notify Yale of the infringement by a third party of any claim of any of the LICENSED PATENTS, and Enzo shall proceed to take steps to end such infringement. Enzo shall


                                       14

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initiate all legal actions and shall in consultation with Yale select counsel mutually acceptable and prosecute such actions.

     B. Enzo shall pay the * in legal fees and disbursements pursuant to legal action taken in regard to infringement.

     The remainder of the legal fees and disbursements shall be paid * by Enzo,
* by Yale but in
                                       *.

     C. Any recovery awarded for patent infringement shall first be used to reimburse Enzo and Yale for legal fees, disbursements and costs incurred pursuant to XIV B. Excess recovery over reimbursement shall be * between Yale and Enzo.

     D. Enzo agrees, and agrees to require its sublicensees, to mark all products of the invention manufactured under this agreement and the license granted under it, and under any sublicense granted by it hereunder, in accordance with the pertinent local patent law.

     E. Any actions brought by third parties against Enzo for products or processes made, used or sold by Enzo under this agreement are the sole responsibility of Enzo and do not terminate Enzo's obligations under this agreement.

----------
* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.


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XV.  TITLE, OWNERSHIP

     A. Ownership and legal title to all inventions made by Yale or its employees with funds not provided by Enzo and covered by the LICENSED PATENTS, and ownership and legal title to the corresponding domestic and foreign patent applications and the prospective patents which may issue, shall remain with Yale.

     B. Ownership and legal title to all inventions made by Enzo or its employees which are related to the field of art covered by the LICENSED PATENTS and made pursuant to Enzo's further research and development, and ownership and legal title to the corresponding domestic and foreign patent applications and prospective patents which may issue, shall remain with Enzo.

                        *

     C. Ownership and legal title to all inventions, patent applications and prospective patents which may issue and which are sponsored or are made jointly by Enzo and Yale or their employees and are related to the field of art covered by the LICENSED PATENTS and made pursuant to Yale's and Enzo's further research efforts, shall remain with Yale. Enzo shall have a limited EXCLUSIVE LICENSE for a term defined in Article II B and a residual NONEXCLUSIVE LICENSE for the life of the patent Article II C to make, use and sell embodiments of said inventions. The filing and prosecution of said patent

----------
* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.


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applications and prospective patents, which shall conform in all respects to the terms of this agreement.

XVI. NOTICE

     Any notice which is required to be or may be given under this agreement shall be deemed duly given if given in writing, and dispatched by prepaid first class registered or certified mail addressed to the party notified at its address stated in the preamble of this agreement. Each party reserves the right to change that address from time to time by notice so given.

XVII. ASSIGNABILITY

     This agreement and the license granted under it may be assigned by Enzo with substantially all its related business, or to any firm or corporation directly or indirectly controlling, controlled by, or under common control with Enzo. Enzo shall promptly advise Yale of any such assignment.

XVIII. WARRANTY

     Nothing in this agreement shall be construed as a warranty or representation by either party as to the validity of any prospective, domestic or foreign patent which may issue pursuant to the LICENSED PATENTS covering the invention. Further, nothing in this agreement shall be construed as a warranty or representation by either party that anything made, used, sold or otherwise disposed of under any license granted under this agreement is or will be free from infringement of domestic or foreign patents of third parties.


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XIX. PROHIBITION AGAINST USE OF YALE NAME

     The use of the name Yale, Yale University, or Yale Medical School in any form for public distribution is prohibited unless written approval is first obtained from an officer of the University or Dean of the Medical School.

XX.  COMPLIANCE WITH GOVERNMENTAL OBLIGATIONS

     A. Notwithstanding any provisions in this agreement, Yale disclaims any obligations or liabilities arising under the license provisions if Enzo is charged in a governmental action for not complying with or fails to comply with governmental regulations to take effective steps to bring the invention to a point of practical application. Enzo shall bear the entire cost of justifying and defending any action brought by any governmental agency.

     B. Enzo shall comply with all governmental requests directed to either Yale or Enzo and to provide all information and assistance necessary to comply with the government requests. Failure to take necessary action and to comply with said requests will be a material breach.

     C. Enzo shall insure that research, development, and marketing under this agreement will comply with all governmental regulations including, but not limited to, Federal, State, and municipal legislation and that Enzo will hold Yale harmless for any of its acts or failure to act arising under this agreement.


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XXI. U.S. GOVERNMENTAL APPROVAL

     This agreement and the licenses herein granted shall be conditioned upon United States governmental approval of the ten- year EXCLUSIVE LICENSE herein described or for any other shorter period as determined or approved by the Federal Government or any agency thereof. Yale shall take all reasonable and necessary action to secure such approval from the appropriate governmental agencies such as the National Institute of Health.

XXII. APPLICABLE LAW

     This agreement shall be construed, interpreted and applied in accordance with the laws of the State of Connecticut.

XXIII. EFFECTIVE DATE

     The effective date for establishing and calculating all rights and obligations under this Agreement shall be January 1, 1982.

     IN WITNESS WHEREOF, each of the parties has caused this agreement to be executed in duplicate originals by its duly authorized representative.

                                                 YALE UNIVERSITY


 /s/ D W                                         By /s/  J  Owens
---------------------------                        -------------------------
     Acknowledgement                                      Title


                                                 ENZO BIOCHEM, INC.

 /s/                                             By /s/
---------------------------                        -------------------------
     Acknowledgement                                      Title


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YALE UNIVERSITY

July 18, 1996

Dr. Elazer Rabbani
Enzo Biochem, Inc.
575 Fifth Avenue
New York, NY  10017

Dear Dr. Rabbani:

          Yale University has now concluded its investigation of Enzo's compliance with the material terms and conditions of the Yale-Enzo Agreement.

          Based upon the information made available to us, and Enzo's representations as to the accuracy and completeness of such information, the University has concluded that Enzo was in compliance with its obligations to Yale as of January 1, 1996. Accordingly, Enzo is entitled to exercise the option provided by Paragraph 4 of the 1986 Amendment to the 1981 Yale-Enzo Agreement to extend the term of its Exclusive License.

          In light of Mr. Fedus' letter of October 31, 1995, which we have interpreted as indicating Enzo's desire to exercise the extension option, it is the position of the University that Enzo's option has now been exercised, and that the term of Enzo's Exclusive License has, since January 1, 1996, been extended, subject to the terms of the existing Yale-Enzo Agreement of 1981, as amended, "until the expiration of the life of the first U.S. Patent to issue under U.S. Patent Application Serial No. 255,223 or if no such patent shall issue, April 17, 2003."

          As you may know, I only recently became Director of the Office of Cooperative Research. I look forward to meeting with you upon your return from Europe. I hope this letter which disposes the issues of compliance and the exercise of the January 1, 1996 option will allow the two of us to initiate discussions on how to conduct this relationship in a way that benefits both Enzo and Yale.

Sincerely yours,

       *

Director

       *

* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.


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          AGREEMENT, entered into this 10th day of April, 1986, by and between
Yale University ("Yale"), a corporation organized and existing under and by virtue of a charter granted by the General Assembly of the Colony and State of Connecticut and located in New Haven, Connecticut; and Enzo Biochem, Inc. ("Enzo"), a New York corporation having its principal office at 325 Hudson Street, New York, New York 10013.

                              W I T N E S S E T H :

          WHEREAS, Yale and Enzo, as of December 4, 1981, entered into a License Agreement relating to the invention covered by U.S. Serial No. 255,223 entitled "Modified Nucleotides and Methods of Preparing and Using Same" (the "License Agreement"); and

          WHEREAS, Yale subsequently filed U.S. Patent Application Serial No. 503,298 entitled "Novel Visualization Polymers and their Application to Diagnostic Medicine" and corresponding foreign patent applications, covering an invention owned by Yale; and

                                       *

                                       *

* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.

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          WHEREAS, Yale and Enzo desire to modify and amend certain terms and conditions of the License Agreement;

          NOW THEREFORE, in consideration of the foregoing and of the mutual promises herein contained, the parties hereto do agree as follows:

          1. The invention described in U.S. Patent Application Serial No. 503,298 and counterpart foreign patent applications, and any divisional, continuation, or substitute patent applications, and any patents that issue therefrom, shall be deemed to be a "Licensed Patent" under the License Agreement.

          2. Promptly following execution hereof, Yale shall cause to be transferred to patent counsel mutually agreed upon by Yale and Enzo existing file documents pertaining to U.S. patent application Serial No. 503,298 and to counterpart foreign applications filed by Yale. Enzo shall assume the obligation, under Article IV of the License Agreement, at its own expense and through such mutually agreed upon patent counsel, to prosecute to issuance, grant or final disposition the foregoing patent applications, including any divisional, continuation, or substitute patent applications and any reissues and extensions of any patents issued with respect to such applications. Enzo shall use its best efforts to furnish or cause to be furnished to Yale for comments in advance of their filing all documents prepared in connection with the prosecution and issuance of such patent applications. Upon receipt by patent counsel of the file documents transferred as descried above in this paragraph 2, Enzo


                                        2

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shall reimburse Yale * for amounts expended by Yale prior to the date hereof in preparing and filing such patent applications.

          3. Article IV of the License Agreement shall be and hereby is amended to add the following Section D:

          "D. Notwithstanding any other provision of this or any other agreement, with respect to any Licensed Patent for which Enzo is a non-exclusive licensee, Enzo shall be responsible only for its pro-rata share of patent prosecution expenses, taxes, annuities, working and maintenance fees, renewal and extension charges, based upon the total number of non-exclusive licensees of such patent at the time such expenses are incurred."

          4. Subject, in the case of U.S. Patent Application Serial No. 255,223, to the approval by the U.S. Government of Yale's request for the right to extend the term of exclusive license, which request Yale shall pursue with its best efforts, the Exclusive License term defined in Article IIB of the License Agreement, shall be and hereby is extended to a term of fourteen years. At the end of the fourteenth year of the term of Exclusive License and if Enzo is then in compliance with all of the material terms and conditions of the License Agreement, with an opportunity for curing any breach having been provided, Enzo shall have the option to further extend the term of the Exclusive License until the expiration of the life of the first U.S. Patent to issue under U.S. Patent Application Serial No. 255,223 or if no such patent shall issue, April 17, 2003.

* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.


                                        3

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          5. The schedule set forth in Section A of Article VII "Minimum
Payments" of the License Agreement shall be and hereby is amended to read as follows:

                                        *

          Notwithstanding the preceding, there shall be no Minimum Payments payable with respect to any period during which the invention described in Patent Application U.S. Serial No. 503,298, and any foreign patent applications, divisional, continuation or substitute patent applications and any patents issued thereon, are the sole Licensed Patents for which an Exclusive License is in effect."

          6. Section C of Article VII of the License Agreement shall be and hereby is amended to read as follows:

                    "Enzo shall have the right to convert the EXCLUSIVE LICENSE granted under this Agreement to a NONEXCLUSIVE LICENSE, or to terminate this Agreement, at the end of the tenth or fourteenth year of this Agreement without incurring subsequent liabilities under the minimum payments provision hereof. An election to convert or terminate under this Section must be made in writing by Enzo to Yale within 90 days preceding the conclusion of the year of this Agreement in which the right is exercised. If this Agreement is terminated by Enzo under this Section, all royalties accrued hereunder shall at once become due, and Yale may immediately seek another licensee or licensees to succeed Enzo."

          7. Article XIV of the License Agreement shall be and hereby is amended to add new Sections F and G as follows:

* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.

               "F. Should Enzo become a non-exclusive licensee under this Agreement, during such period:

                    (i) Yale shall, in the first instance have the right to bring and prosecute or settle at its expense any suit for patent infringement and shall be entitled to retain any damages collected therefrom; and

                    (ii) Should Yale decline to bring any such suit after notice by Enzo of a substantial infringer then Enzo shall have the right to bring and conduct at its expense a patent infringement suit against such infringer. Enzo shall, in such event, be entitled to retain any damages collected therefrom. A substantial infringer shall be one who has at least 10% of the market for products within scope of the Licensed Patents.

               G. Under this Article XIV Yale shall have ninety (90) days within which to initiate any action contemplated by subsection F(i) and Enzo shall not be permitted to bring any suit against an infringer while an action by Yale with respect to the same patent is pending against that or another infringer."

          8. Article XV, Section C of the License Agreement shall be and hereby is amended to read as follows:

                    "Ownership and legal title to all inventions, patent
               applications and prospective patents which may issue and which are sponsored or are made jointly by Enzo and Yale or their employees and which are related to the field of art covered by the LICENSED PATENTS and made pursuant to Yale's and Enzo's further research efforts, under a written agreement stipulating such sponsorship by Enzo or joint effort by Enzo and Yale and referring to this Section of this Agreement, shall remain with Yale. Enzo shall have, and hereby is granted, a limited EXCLUSIVE LICENSE for a term defined in such agreement and a residual NONEXCLUSIVE LICENSE for the life of the patent as described in
               Article IIC to make, use and sell embodiments of said inventions. The filing and prosecution of patent applications with respect to such inventions shall be carried out in accordance with the provisions of Article IV of this


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

               Agreement, Enzo shall use its best efforts to provide copies of all documents pertaining to the filing and prosecution of such patent applications to Yale for comment in advance of filing. Any written agreement referred to in this Article XVC shall be binding upon on Yale only if signed by a representative duly authorized by vote of the Yale Corporation to execute funding agreements on behalf of Yale."

          9. *

          IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the day above written by their duly authorized representatives.

                               YALE UNIVERSITY


                               By:
                                  ------------------------------------------
                                        Its VICE PRESIDENT FOR FINANCE


                               ENZO BIOCHEM, INC.


                               By:
                                  ------------------------------------------
                                        Its E.V.P.


* The information omitted is confidential and has been filed separately with the Commission pursuant to Rule 406.


                                        6